TRANSCEPT SETS SPECIAL STOCKHOLDERS MEETING

COMPANY CONTINUES TO EXPLORE STRATEGIC ALTERNATIVES

POINT RICHMOND, Calif., October 7, 2013 -- Transcept Pharmaceuticals, Inc. (NASDAQ: TSPT) announced today that it will hold a special meeting of stockholders on December 19, 2013. The meeting arises from a request from a stockholder group that includes: Roumell Asset Management, LLC, Retrophin, Inc. and SC Fundamental Value Fund, L.P.  (the “stockholder group”). This stockholder group is seeking to remove four of the seven current members of the Transcept Board of Directors and to vote on a non-binding resolution calling on the Board to eliminate the Tax Benefit Preservation Plan that the Transcept Board unanimously adopted on September 13, 2013 to protect the value of Transcept’s cumulative net operating loss carry forwards (“NOLs”). As previously disclosed, the NOLs may have meaningful value to all Transcept stockholders in the future, either to shelter future income or in connection with a strategic transaction.

The Company believes that the special meeting request is deficient in a number of respects. However, rather than forcing the stockholder group to revise the request, the Board will call the special meeting to allow all stockholders to make a fully informed decision on these matters. The Transcept Board has established a November 5, 2013 record date for stockholders entitled to vote at the special meeting. The Company will file proxy materials with the Securities and Exchange Commission for the special meeting for stockholders to review prior to voting.

In contrast to the Board’s ongoing exploration of strategic alternatives and other initiatives to create value for all stockholders, the Company believes that the objective of this stockholder group is to seize control of Transcept without paying full and fair value to all stockholders.

G. Kirk Raab, Chairman of the Board, stated, ”We welcome open communications and constructive dialogue with all our stockholders. We value their suggestions and input on a wide array of issues including strategies to enhance stockholder value. The Transcept Board of Directors is committed to taking all appropriate actions that it believes will enable us to achieve this objective in the best interests of all of our stockholders. We continue to remain open to evaluating all bona fide proposals from credible parties.”

Glenn A. Oclassen, President and Chief Executive Officer, stated, “The Transcept Board of Directors is composed of seven highly qualified directors, six of whom are independent and all of whom are experienced professionals and proven leaders in the healthcare industry with extensive pharmaceutical and biotechnology experience at the highest levels of public and private companies. The Transcept Board of Directors holds or controls stock representing approximately 14.4%* of the outstanding shares of the Company, and accordingly, the financial interests of our directors are directly aligned with those of our stockholders.” Transcept Director biographies can be found on the “About Us” section of the Transcept web site: http://www.transcept.com.

*	Includes shares held by New Enterprise Associates

The goal of the Transcept Board and management team is to focus on building stockholder value by following a number of key initiatives including:

•
Exploring a range of strategic alternatives to enhance stockholder value with Leerink Swan LLC, the company’s financial and strategic advisor, including but not limited to a possible sale, business combination, partnership or return of capital.

•	Continuing to work with Purdue Pharma, LP, the Company’s U.S. marketing partner for INTERMEZZO, to develop and implement strategies to maximize the value of INTERMEZZO.

•
Making measured and appropriate investments in the development of TO-2070, a new product candidate conceived by Transcept that utilizes a delivery system licensed from Shin Nippon Biomedical Laboratories, and which the Company believes offers a new and potentially improved approach to the treatment of acute migraine. The Company’s objective for the TO-2070 program is to complete a key human pharmacokinetic study with this product candidate during the second half of 2014. The Company believes that this study, if successful, as suggested by the results of recently completed animal studies, would increase the value of the TO-2070 asset.

Transcept has engaged Leerink Swann LLC as its financial and strategic advisor. Latham & Watkins LLP is acting as the Transcept legal advisor. MacKenzie Partners has been retained to advise Transcept and to act as its proxy adviser.

About Transcept, Inc.
Transcept Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of proprietary products to address important therapeutic needs in the field of neuroscience.  The company's lead development candidate is TO-2070, a novel, rapidly absorbed treatment for acute migraine incorporating dihydroergotamine (DHE) as the active drug.  Preclinical data suggest that TO-2070 may offer significant migraine treatment benefits beyond those provided by less convenient and more invasive DHE drug delivery methods, such as injection, liquid nasal sprays or pulmonary inhalation.

In addition to advancing TO-2070, Transcept is continuing to evaluate opportunities to supplement its development pipeline with new programs appropriate to its area of expertise.  The company's management team developed Intermezzo® from concept to its approval by the FDA in 2011.  Purdue holds commercialization and development rights for Intermezzo in the United States. For further information about Transcept, please visit www.transcept.com. For information about Intermezzo, please visit www.MyIntermezzo.com.

Important Information
This release may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Company’s special meeting of stockholders. The Company, its directors and certain of its executive officers and employees may be deemed to be participants in such solicitation. The Company will file a proxy statement, including a WHITE proxy card, with the Securities and Exchange Commission (the “SEC”) in connection with such special meeting. The proxy statement, the Company’s WHITE proxy card any other relevant documents and other material filed with the SEC concerning the Company will be, when filed, available free of charge at www.sec.gov and ir.transcept.com. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information Regarding Participants
The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s special meeting of stockholders. Information concerning these participants is available in the Company’s proxy statement for the 2013 annual meeting of stockholders filed with the SEC on April 12, 2013, and in subsequent SEC filings on Forms 3 and 4. Stockholders are advised to read the Company’s proxy statement for the 2013 annual meeting of stockholders and other relevant documents, because they contain important information, including information with respect to such participants. You can obtain free copies of these referenced documents as described above.

Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Transcept prospects, Transcept’s special meeting of the stockholders to be held December 19, 2013 and Transcept’s proxy materials to be filed with the SEC in connection with such special meeting, the future value of the Transcept net operating loss carry forwards, Transcept’s ongoing exploration of strategic alternatives and other initiatives, Transcept’s plans and beliefs regarding Intermezzo and TO-2070, Transcept’s beliefs regarding the intentions of the stockholder group requesting the special meeting of stockholders, and the ability of Transcept to evaluate and in-license new development programs appropriate to its area of expertise. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Transcept makes, including the risks described in the "Risk Factors" section of Transcept periodic reports filed with the SEC. Forward-looking statements do not reflect the potential impact of any future in-licensing, collaborations, acquisitions, mergers, dispositions, joint ventures, or investments Transcept may enter into or make. Transcept does not assume any obligation to update any forward-looking statements, except as required by law.

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Contacts:

Transcept Pharmaceuticals, Inc.
Leone Patterson
Vice President, Chief Financial Officer
(510) 215-3500
lpatterson@transcept.com

MacKenzie Partners, Inc.
Dan Burch
(212) 929-5748
Dburch@mackenziepartners.com

Paul Schulman
(212) 929-5364
PSchulman@mackenziepartners.com